EXHIBIT 99.1

Cinedigm Announces Fourth Quarter And Full Year Fiscal 2015 Financial Results

Company has over 1 million app installations across all its OTT channels

LOS ANGELES (June 29, 2015) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the fourth quarter and full year fiscal 2015 which ended March 31, 2015.

Results Include:
Fourth Quarter Results:

•	Fourth quarter consolidated revenues were $27.6 million
•	Fourth quarter non-deployment revenues (entertainment and services) were $15.7 million
•	Fourth quarter consolidated adjusted EBITDA was $12.3 million
•	Fourth quarter non-deployment adjusted EBITDA was $0.9 million

Full Year Results:

•	Full year consolidated revenues were $105.5 million
•	Full year non-deployment revenues (entertainment and services) were $57.0 million
•	Full year consolidated adjusted EBITDA was $47.9 million
•	Full year non-deployment adjusted EBITDA was $1.2 million
•	Reduced non-recourse debt by $41.3 million from the recurring virtual print fee revenue streams

Other Highlights:

•
CONtv OTT channel, in a partnership with Wizard World Comic Con, launched on March 3, 2014, and has over 333,000 app installations since launch, as well as high customer satisfaction, app ratings and engagement levels

•	Docurama has over 601,000 app installations
•	DOVE CHANNEL via a partnership with The Dove Foundation is set to launch in late Summer 2015 with over 900 hours of high quality faith and family friendly content approved by Dove,

•
Subsequent to fiscal year 2015, Cinedigm and Shout! Factory announced they have agreed to expand their strategic partnership with a minority investment by Cinedigm and the announcement of plans to jointly re-launch Shout! Factory TV, an existing classic movie and television AVOD service, as a freemium SVOD and AVOD model.

•
Subsequent to fiscal year 2015, Cinedigm completed a $64.0 million offering of Convertible Notes with the proceeds used to repay the $18.2 million term loan outstanding under its Credit Agreement, repurchase $14.1 million of common stock (of which $11.4 million of which will be repurchased through a forward repurchase agreement with Societe Generale) and to increase working capital by $28.2 million.

“The continued rebound in our base business as well as Cinedigm’s over 50,000 film and TV episode library, robust distribution infrastructure and long-standing relationships with every digital platform have enabled us to aggressively launch our digital networks business.” said Chris McGurk, Chairman and CEO “We are rapidly moving forward with 4 OTT channels expected in our operating portfolio by year end and several more in the pipeline. We are thrilled with the results so far on CONtv and that now in aggregate we have over a million app installations across all our channels.”

“As we look forward into fiscal year 2016, we will continue to expand our content distribution business with accretive new co-production partnerships and additional branded label distribution customers that will also provide content to our expanding digital networks business,” added Adam Mizel, Chief Operating Officer.   “We are maintaining strong fiscal discipline as we expect much of this new distribution and OTT revenue to contribute to growth in the second half of the upcoming fiscal year and beyond.”

Fourth Quarter Fiscal 2015 Commentary

Non-deployment revenues in the fourth quarter of fiscal year 2015 decreased to $15.7 million from $20.3 million as compared to the same quarter in the prior year as we terminated contracts with certain high-volume customers that did not meet our minimum financial return requirements and continued to experience lower demand for packaged goods (DVD and Blu-ray) due to changes in consumer purchasing behavior and reduction in shelf space allotted to such products.  This impact was partially offset by growth in our digital distribution revenues during the quarter.

Operating expenses increased from the same period in the prior year due in part to incremental legal expenses related to our ongoing litigation and a $6.0 million non-cash charge for goodwill impairment related to our recent entertainment acquisitions. Non-Deployment Adjusted EBITDA for the fourth quarter of 2015 was $0.9 million compared to $6.1 million for the same period in the prior year, primarily as a result of lower revenues from our Content & Entertainment segment, investments in our OTT business.

Full Year Fiscal 2015 Commentary

Revenues in our Phase I and Phase II Deployment businesses were comparable to the prior period at $48.5 million as total VPFs, the number of Systems deployed, wide-release titles and screen utilization rates, were consistent with the prior fiscal year.

Revenue generated by our Services segment decreased to $11.9 million primarily due to an expected reduction of revenues earned from activation fees. In the last fiscal year, we deployed Systems in Australia and New Zealand which contributed $0.9 million of non-recurring activation fee revenue to fiscal 2014.

Revenues in Cinedigm’s Entertainment Group (CEG) business increased to $45.1 million, reflecting the full year contribution of our October 2013 acquisition of GVE, compared to five months of revenue from the GVE Acquisition included in the prior year period. Offsetting the increase in revenue were higher than anticipated returns of DVDs and Blu-ray discs in the current year in connection with our integration of GVE, incurred mainly in the 1st quarter, as we transferred to a new physical goods replication, distribution and fulfillment partner. In addition, we terminated several non-profitable customer contracts inherited from GVE during the third fiscal quarter of 2015. Furthermore, certain other issues arising in connection with the GVE Acquisition negatively impacted our sales in the current fiscal year.

Adjusted EBITDA (including the results of the Phase I and Phase II Deployment segments) was $47.9 million for the fiscal year ended March 31, 2015, compared to $55.7 million for the fiscal year ended March 31, 2014. Adjusted EBITDA from our non-deployment businesses was $1.2 million for the fiscal year ended March 31, 2015, compared to $9.5 million for the fiscal year ended March 31, 2014 predominantly due to revenue impacts from the factors noted previously. In addition, 2015 results reflect investment in the Company’s Over-The-Top (OTT) channel business.  The reconciliation of adjusted EBITDA for year ended March 31, 2015, also takes into consideration the goodwill impairment (described above), legal and other compliance related expenses, primarily related to our ongoing litigation with Gaiam, expenses related to enhanced reporting requirements under Sarbanes-Oxley and a financial systems conversion.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on June 29, 2015. To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning June 29, 2015 at 5:30 p.m. EDT, through July 4, 2015 at 11:59 p.m. EDT. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 68675630.

About Cinedigm

Cinedigm is a leading independent content distributor in the United States, with direct relationships with thousands of physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television.  The company’s library of films and TV episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including National Geographic, Discovery, Scholastic, NFL, Shout Factory, Hallmark, Jim Henson and more.

Additionally, Cinedigm is leveraging its library of distribution rights, infrastructure, technology and distribution expertise to rapidly become a leader in the quickly evolving over-the-top digital network business. Cinedigm’s first channel, DOCURAMA, launched in May 2014 and Cinedigm launched CONtv, a Comic Con branded channel in partnership with WIZARD WORLD, on March 3, 2015.  The Company’s third OTT channel, DOVE ENTERTAINMENT CHANNEL, is launching in late summer targeted at families and children seeking high quality and family friendly content approved by Dove Foundation.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

The Company defines adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based expenses and compensation, merger and acquisition costs, goodwill impairment, loss from noncontrolling interest and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of adjusted EBITDA to GAAP income from continuing operations. Adjusted EBITDA is not a measure of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated adjusted EBITDA in this press release because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Contact:
For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310/466-5135

CINEDIGM CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	March 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$18,999	$50,215
Accounts receivable, net	59,591	56,863
Inventory	3,210	3,164
Unbilled revenue	5,065	5,144
Prepaid and other current assets	19,950	19,949
Note receivable, current portion	128	112
Assets of discontinued operations, net of current liabilities	—	278
Total current assets	106,943	135,725
Restricted cash	6,751	6,751
Security deposits	156	269
Property and equipment, net	98,561	134,936
Intangible assets, net	31,784	37,639
Goodwill	26,701	25,494
Debt issuance costs, net	7,586	9,279
Accounts receivable, long-term	1,208	1,397
Note receivable, net of current portion	15	99
Assets of discontinued operations, net of current portion	—	5,660
Total assets	$279,705	$357,249

CINEDIGM CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)
(continued)

	March 31,
	2015	2014
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$77,147	$83,855
Current portion of notes payable, non-recourse	32,973	33,825
Current portion of notes payable	24,294	19,219
Current portion of capital leases	640	614
Current portion of deferred revenue	2,760	3,214
Total current liabilities	137,814	140,727
Notes payable, non-recourse, net of current portion	124,325	164,779
Notes payable, net of current portion	21,750	23,525
Capital leases, net of current portion	4,855	5,472
Deferred revenue, net of current portion	10,098	12,519
Total liabilities	298,842	347,022
Commitments and contingencies
Stockholders’ (Deficit) Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at March 31, 2015 and 2014, respectively. Liquidation preference of $3,648	3,559	3,559
Class A common stock, $0.001 par value per share; 210,000,000 and 118,759,000 shares authorized; 77,127,054 and 76,571,972 shares issued and 77,075,614 and 76,520,532 shares outstanding at March 31, 2015 and 2014, respectively	77	76
Class B common stock, $0.001 par value per share; 1,241,000 shares authorized; 1,241,000 shares issued and 0 outstanding at March 31, 2015 and 2014, respectively	—	—
Additional paid-in capital	277,984	275,519
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(300,350)	(268,686)
Accumulated other comprehensive loss	(57)	(69)
Total stockholders’ (deficit) equity of Cinedigm Corp.	(18,959)	10,227
Deficit attributable to noncontrolling interest	(178)	—
Total (deficit) equity	(19,137)	10,227
Total liabilities and (deficit) equity	$279,705	$357,249

CINEDIGM CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

	For the Fiscal Year Ended March 31,		For the Quarter Ended March 31,
	2015	2014	2015	2014
Revenues	$105,484	$104,328	$27,630	$31,664
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	30,109	28,920	9,184	9,362
Selling, general and administrative	32,402	26,333	8,327	7,590
(Benefit) provision for doubtful accounts	(206)	394		167
Restructuring, transition and acquisitions expenses, net	2,638	1,533	388	(888)
Goodwill impairment	6,000	—	6,000	—
Depreciation and amortization of property and equipment	37,519	37,289	9,352	9,388
Amortization of intangible assets	5,864	3,473	1,053	1,418
Total operating expenses	114,326	97,942	34,304	27,037
(Loss) income from operations	(8,842)	6,386	(6,674)	4,627
Interest income	101	98	28	71
Interest expense	(19,899)	(19,755)	(4,869)	(5,221)
(Loss) income on investment in non-consolidated entity	—	(1,812)	—	—
Other income, net	105	444	36	175
Change in fair value of interest rate derivatives	(441)	679	(160)	(117)
Loss from continuing operations	(28,976)	(13,960)	(11,639)	(465)
Income (loss) from discontinued operations	100	(11,904)	—	(2,862)
Loss on sale of discontinued operations	(3,293)	—	(248)	—
Net loss	(32,169)	(25,864)	(11,887)	(3,327)
Net loss attributable to noncontrolling interest	861	—	861	—
Net loss attributable to controlling interests	(31,308)	(25,864)	(11,026)	(3,327)
Preferred stock dividends	(356)	(356)	(89)	(89)
Net loss attributable to common shareholders	$(31,664)	$(26,220)	$(11,115)	$(3,416)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(0.37)	$(0.25)	$(0.14)	$(0.01)
Loss from discontinued operations	(0.04)	(0.21)	—	(0.04)
Net loss attributable to common shareholders	$(0.41)	$(0.46)	$(0.14)	$(0.05)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	76,785,351	57,084,319	76,962,142	65,416,816

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Fiscal Year Ended March 31,		For the Quarter Ended March 31,
($ in thousands)	2015	2014	2015	2014
Net loss from continuing operations	$(28,976)	$(13,960)	$(11,639)	$(465)
Add Back:
Depreciation and amortization of property and equipment	37,519	37,289	9,352	9,388
Amortization of intangible assets	5,864	3,473	1,053	1,418
Interest expense	19,899	19,755	4,869	5,221
Interest income	(101)	(98)	(28)	(71)
Loss on investment in non-consolidated entity	—	1,812	—	—
Other income, net	(105)	(444)	(36)	(175)
Change in fair value of interest rate derivatives	441	(679)	160	117
Stock-based compensation and expenses	2,151	2,282	679	350
Goodwill impairment	6,000	—	6,000	—
Restructuring, transition and acquisitions expenses	2,638	5,023	388	1,102
Professional fees pertaining to litigation and compliance	1,668	—	659	—
Allocated costs attributable to discontinued operations	—	1,214	—	6
Loss attributable to noncontrolling interest	861	—	861	—
Adjusted EBITDA	$47,859	$55,667	$12,318	$16,891

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(36,073)	$(36,072)	$(9,018)	$(9,018)
Amortization of intangible assets	(46)	(52)	(12)	(13)
Income from operations	(10,506)	(10,092)	(2,380)	(1,741)
Intersegment services fees earned	—	16	—
Adjusted EBITDA from non-deployment businesses	$1,234	$9,467	$908	$6,119